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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 4

                            RELIASTAR FINANCIAL CORP.
    -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              Delaware                                   41-1620373
      --------------------------              -------------------------------
      (State of incorporation or              (I.R.S. Employer Identification
            organization)                                   No.)



       20 Washington Avenue South
         Minneapolis, Minnesota                            55401
     -------------------------------                  ---------------
     (Address of principal executive                     (Zip Code)
               offices)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: N/A (if applicable).

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class to             Name of each exchange on which each
           be so registered                      class is to be registered
            Preferred Share
            Purchase Rights                       New York Stock Exchange
         ----------------------             -----------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.

         Effective April 30, 2000, ReliaStar Financial Corp. amended the Amended and Restated Rights Agreement, dated as of February 11, 1999, between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent.

         The amendment of the rights agreement effected the following changes:

         (1) rendered the rights agreement inapplicable to the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of April 30, 2000, among ING Groep N.V., ING America Insurance Holdings, Inc., SHP Acquisition Corp., and ReliaStar Financial Corp.; and

         (2) provided for all outstanding rights under the rights agreement to terminate immediately before the effective time of the merger described above.

         The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the Fourth Amendment to Rights Agreement, which is attached as an exhibit hereto and incorporated by reference herein.

Item 2.  Exhibits.

         1. Fourth Amendment to Rights Agreement, dated as of April 30, 2000, between ReliaStar Financial Corp. and Norwest Bank Minnesota, National Association, as Rights Agent.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  RELIASTAR FINANCIAL CORP.



Dated:  May 3, 2000               By:     /s/ Richard R. Crowl
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                                  Its: Senior Vice President and General Counsel
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